July 20, 2005

(212)538-3831

GMAC Mortgage

Depositor

GMACM-2005-AR5 - [3-A-1]

$[196,932,000] (Approximate)

Note: Information is preliminary and subject to change

Deal Information:
Investor Settlement:	August [17], 2005
Deal Settlement:	August [31], 2005

Approximate Collateral Charateristics:
Group:	[3]
Size:	$[206,103,456.23](+/- 10%)
Originator:	GMAC
Gross WAC:	5.320 (+/- 15 bps)
Net WAC:	5.070 (+/- 15 bps)
Index:	100.00% 1YL (+/- 5%)
W.A. Gross Margin:	2.745 (+/- 5 bps)
W.A. Net Margin:	2.494 (+/- 5 bps)
W.A. Months to Roll:	59 (+/- 2)
W.A. Initial Cap:	5.000
W.A. Periodic Cap (Annualized):	2.000
W.A. Life Cap:	5.000
WAM:	359 (min. 349)
Interest Only Loans:	78.6% (+/-5%)
Average Balance:	$[512,695] (+/-25,000)
CA:	49.35% (+/-5%)
W.A. Original LTV:	73.21% (+/-5%)
W.A. Credit Score:	729 (+/-5)
Full/Alt. Doc.:	44.8% (+/-5%)
Owner Occupancy:	91.8% (+/-10%)
Cash-out Refi.:	34.7% (+/-5%)
SFD/PUD:	88.8% (+/-5%)

Bond Information:
Class:	[3-A-1]
Size:	$[196.9] (+/- 10%)
Coupon:	5.0697 (+/- 15 bps)
Expected Rating:	S&P: AAA
Moody’s: Aaa
Estimated Credit Support:	4.45% (+/- 75 bps)
Structure:	Cross-collateralized Senior/Subordinate Shifting Interest

Note: Information is preliminary and subject to change

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse First Boston LLC makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.